Exhibit 10.1

FORM OF EXECUTIVE STOCK OPTION AGREEMENT

Agreement, effective as of the      day of      ,      (the “Date of Grant”) between TradeStation Group, Inc., a Florida corporation (the “Company”), and [name of executive] (“Optionee”).

1. Grant of Options

The Company grants to Optionee, on the terms and conditions set forth below and subject to the terms and conditions of the TradeStation Group, Inc. Incentive Stock Plan (the “Plan”), options (the “Options”) to purchase up to      shares (individually a “Share” and collectively the “Shares”) of TradeStation Group, Inc. common stock (the “Common Stock”), par value $.01 per share, for a price of $    per Share (the “Option Price”), subject to adjustment as provided in Paragraph 3 below. All of the Options have been, and hereby are, designated as Incentive Stock Options (as defined in the Plan).

2. Terms and Conditions of Options

(a) Term of Options

Subject to the limitations set forth in this Agreement (including, without limitation, subparagraph (c) below), the Options, to the extent vested pursuant to subparagraph (g) below, may be exercised by Optionee in whole or in part from time to time during the period beginning on the date of this Agreement and ending on the tenth anniversary of the Date of Grant. In no event shall any of the Options granted under this Agreement be exercisable upon or after the expiration of 10 years from the Date of Grant.

(b) Non-transferability of Options

The Options shall not be transferable by Optionee other than by will or by the laws of descent and distribution and may be exercised during Optionee’s lifetime only by Optionee. If any Options are exercised after Optionee’s death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee’s personal representatives and their authority and of the right of any heir or distributee to exercise such Options.

(c) Termination of Employment

If Optionee’s employment with the Company terminates for any reason, Optionee shall have the right to exercise the then unexercised portion of the Options which have vested as of the date of termination of employment within the applicable time period following termination, if any, as described below. Upon the expiration of the applicable time period, if any, all of the Options then unexercised, whether or not vested, shall automatically and without notice terminate and become null and void. Such time periods (if any), and the circumstances of termination under which they respectively apply, are as follows:

(i) In the event that Optionee resigns or Optionee’s employment is terminated by the Company (other than a termination described in subparagraph (ii), (iii) or (iv) below), the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of resignation or termination of employment and ending on the 90th consecutive day thereafter; provided that, if Optionee shall die during such 90-day period, Optionee’s right to exercise the unexercised portion of the Options vested at the date of resignation or termination of employment shall be determined under the provisions of subparagraph (iii) below; and provided further, that, if Optionee is, at the time of such resignation or termination, a director of the Company or an officer of the Company subject to liability under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, such period shall be the period commencing on the date of resignation or termination and ending on the first anniversary thereof.

(ii) In the event that Optionee’s employment is terminated by the Company due solely to Optionee’s permanent disability, the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of termination of employment and ending on the first anniversary thereof.

(iii) In the event of Optionee’s death either during Optionee’s employment by the Company or during the 90-day period following the date of Optionee’s resignation or termination of such employment by the Company pursuant to subparagraph (c)(i), the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of Optionee’s death and ending on the first anniversary thereof.

(iv) In the event of termination of Optionee’s employment for cause (as defined below), all Options, vested and unvested, shall expire at the date and time of termination of Optionee’s employment by the Company for cause. For purposes hereof, “cause” means the following acts or conduct on the part of Optionee: fraud upon the Company; dishonesty or gross neglect the effect of which is, or is likely to be, materially adverse to the Company, its business or reputation; commission of a felony; abandonment of duties; wilful acts or omissions resulting in material governmental sanctions against Optionee or the Company (unless such acts or omissions were authorized by, or taken or made with the knowledge of, the Company’s Co-CEO’s (or either of them), President or Board of Directors); a wilful breach by Optionee of any of Optionee’s nondisclosure, noncompetition or other covenants or obligations set forth in the Agreement Regarding Non-Disclosure, Covenant-Not-To-Compete and Ownership of Work Product (the “Covenant Agreement”) previously entered into by and between Optionee and the Company; or a breach by Optionee (other than a wilful breach) of any of Optionee’s nondisclosure, noncompetition or other covenants or obligations set forth in the Covenant Agreement which is not cured within 30 days after Optionee receives notice thereof.

(v) Notwithstanding any of the foregoing to the contrary, in the event that following a termination of Optionee’s employment for a reason other than cause the Company discovers (and the Committee (as defined in the Plan) determines) that acts or conduct on the part of Optionee have occurred constituting cause, the provisions of subparagraph (iv) above shall then automatically apply and Optionee shall have no right to exercise any then unexercised Options, even if vested. For purposes of this paragraph, Options shall not be deemed exercised until a share certificate for the Shares relating to the Options exercised has been issued and delivered to Optionee. The Company shall notify Optionee promptly in the event that it discovers a cause event after termination of employment and the Committee (as defined in the Plan) has determined that subparagraph (iv) above shall apply, but giving such notice is not a condition to the Company’s right to exercise its rights under this paragraph.

Neither this Agreement nor any Option granted hereunder shall confer on Optionee any right to continue in the Company’s employ, or limit in any respect the Company’s right (in the absence of a specific written agreement to the contrary) to terminate Optionee’s employment at any time with or without cause.

In all events, upon any termination of Optionee’s employment with the Company or upon Optionee’s death, whichever is first to occur (but subject to the penultimate sentence of subparagraph (g)), the unvested portion, if any, of any then unexercised Options shall automatically and without notice terminate and become null and void.

(d) Exercise of Options

The Options may be exercised only by written notice to the Company at its principal business office or such other office as the Company may from time to time direct, which shall specify the number of optioned Shares being purchased. Any notice of exercise of Options shall be accompanied by payment of the full purchase price for the Shares being purchased: (i) by check payable to the Company; or (ii) with the prior consent of the Company, by tendering previously acquired shares of Common Stock having a fair market value (determined as of the date such Options are exercised) equal to all of the purchase price; or (iii) with the prior consent of the Company, by any combination of (i) and (ii), provided that any payment involving the delivery of Common Stock does not result in a charge to earnings for financial accounting purposes, as determined by the Committee (as defined in the Plan). Subject to the foregoing proviso, and with the prior consent of the Company, if shares of the Common Stock are readily tradeable on a national securities exchange or other market system at the time of exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Company shall have no obligation to deliver the Shares being purchased pursuant to the exercise of any Options, in whole or in part, until the aforesaid payment in full of the purchase price therefor is received by the Company.

(e) Issuance of Shares

If, at any time, the Company, in its reasonable judgment, or on advice of counsel, shall determine that the listing, registration or qualification of the Shares covered by the Options on any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the purchase or delivery of Shares hereunder, and that no exemptions are applicable, the delivery of any or all Shares pursuant to exercise of the Options may be withheld unless and until such listing, registration or qualification shall have been effected. Optionee agrees to comply with any and all legal requirements relating to Optionee’s resale or other disposition of any Shares acquired under this Agreement. The Company may require, as a condition of exercise of any Options, that Optionee represent, in writing, that the Shares received upon exercise of the Options are being acquired for investment and not with a view to distribution, and that Optionee agree that the Shares will not be disposed of except pursuant to an effective registration statement unless the Company shall have received an opinion of counsel reasonably satisfactory to the Company that such disposition is exempt from registration under the Securities Act of 1933, as amended. The Company may endorse on certificates representing Shares issued upon the exercise of Options such legends referring to the foregoing representations or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

(f) Rights as a Shareholder

Optionee shall acquire none of the rights of a shareholder of the Company under this Agreement unless and until certificates for Shares are issued to Optionee upon the exercise of Options.

(g) Vesting

The right to exercise the Options shall vest 20% on each anniversary of the Date of Grant (     shares on each such anniversary), so that, subject to the provisions for earlier termination herein set forth, the right to exercise the Options shall be 100% vested on the fifth anniversary of the Date of Grant. Notwithstanding such vesting schedule, upon a Sale of the Company or Change In Control (as such terms are hereinafter defined), or upon the termination of Optionee’s employment due to death or permanent disability, the right to exercise the Options shall automatically become 100% vested. In addition, upon termination of Optionee’s employment for any other reason, the Company may, in its sole and absolute discretion, accelerate, in whole or in part, the vesting of any Options which are unvested at the date of termination of employment.

(h) Sale of the Company

In the event of a Sale of the Company, the Company may require Optionee to exercise all of the Options effective immediately prior to the consummation of the Sale of the Company. In such event, the Company and Optionee shall cooperate to effectuate the exercise of the Options immediately prior to the consummation of the Sale of the Company so that the Shares issuable upon such exercise are recognized as issued and outstanding prior to such consummation.

(i) Certain Definitions

For purposes hereof, the following capitalized terms have the respective meanings ascribed to them below:

(i) “Sale of the Company” means any transaction pursuant to which all or substantially all of the business or operations of the Company are directly or indirectly sold, assigned or transferred to an arms-length purchaser through the sale, exchange or other transfer, by purchase, merger or otherwise, of the assets or equity of the Company.

(ii) A “Change in Control” shall be deemed to have occurred on the date that (a) William Cruz (counting for these purposes all Common Stock owned by any of his Affiliates) and Ralph Cruz (counting for these purposes all Common Stock owned by any of his Affiliates), in the aggregate own less than 25% (or less than 51% if the Company is not public) of the issued and outstanding Common Stock, (b) William Cruz (counting for these purposes all Common Stock owned by any of his Affiliates) and Ralph Cruz (counting for these purposes all Common Stock owned by any of his Affiliates), viewing all of the foregoing as one stockholder, is not the stockholder of the Company owning the highest number of issued and outstanding shares of Common Stock, or (c) neither William Cruz nor Ralph Cruz occupies the position of Chairman of the Board, Co-Chairman of the Board, Chief Executive Officer, Co-Chief Executive Officer or President of the Company.

(iii) “Fair Market Value” shall have the meaning ascribed to it in the Plan.

(iv) “Affiliate” means, with respect to William Cruz or Ralph Cruz, an immediate family member, a trust principally for his benefit and/or for the benefit of his family members and/or lineal descendants and/or charitable purposes, or a family limited partnership or other entity the beneficial owners of which are, principally, him and/or his family members and/or such trusts.

3. Adjustment Upon Changes in Capitalization, etc.

In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company’s outstanding Common Stock while any portion of any Options granted pursuant to this Agreement are outstanding but unexercised, the Company shall make such adjustments in the character and number of Shares subject to such Options and in the Option Price (per Share) as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change; provided, however, that no such adjustment shall give Optionee any additional benefits under this Agreement; and provided further, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code (as defined in the Plan), it shall be made so as to conform to the requirements of that section and the regulations thereunder.

If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company’s Common Stock subject to any unexercised Option granted hereunder (hereinafter for purposes of this Paragraph 3 referred to as the “old option”), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

If any such change or transaction shall occur, the number and kind of Shares to be issued upon the exercise of any Options shall be adjusted to give effect thereto.

4. Application of Funds

The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

5. General

(a) Any communication in connection with this Agreement shall be deemed duly given when delivered in person (including by courier service) or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee’s address listed on the signature page hereof or such other address of which Optionee shall have advised the Company by similar notice; and to the Company at the Company’s then executive offices.

(b) This Agreement sets forth the parties’ final and entire agreement with respect to its subject matter, may not be changed or terminated orally and shall be governed by and construed in accordance with the internal laws of the State of Florida. This Agreement shall bind and inure to the benefit of Optionee, and Optionee’s heirs, distributees and personal and legal representatives, and the Company and its successors and assigns.

(c) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Optionee:	TRADESTATION GROUP, INC., a Florida corporation

By:

[name]

[address]